Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-171752 on Form S-8 pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan of our report dated February 24, 2011 relating to our audits of the combined financial statements of Waikiki Beach Walk – Hotel at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, all included in the Annual Report on Form 10-K of American Assets Trust, Inc. filed with the Securities and Exchange Commission.

/s/ Accuity LLP

Honolulu, Hawaii

March 29, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-171752 on Form S-8 pertaining to the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan of our report dated February 24, 2011 relating to our audits of the consolidated financial statements of ABW Lewers LLC at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, all included in the Annual Report on Form 10-K of American Assets Trust, Inc. filed with the Securities and Exchange Commission.

/s/ Accuity LLP

Honolulu, Hawaii

March 29, 2011